Exhibit 99.1

SOURCE: ADZONE RESEARCH, INC.

           ADZONE RESEARCH FILES FORM 8-K WITH SEC ANNOUNCING SIGNING
               OF MEMORANDUM OF AGREEMENT WITH UNIT OF BOEING CO.

CALVERTON, N.Y. - April 1, 2003 - AdZone Research, Inc. (OTCBB: ADZR) today filed a Form 8-K with the Securities & Exchange Commission in which it announced the signing of a Memorandum of Agreement with Boeing Autometric, a unit of Boeing Integrated Defense Systems. It said the objective of the agreement is to integrate AdZone's NetGet(TM) Internet monitoring technology with Boeing Autometric's range of products and services to better help identify clandestine communications posted on the World Wide Web on behalf of federal intelligence agencies. Because of security considerations, AdZone said it was unable to further discuss the scope or nature of activities related to today's announced agreement.

AdZone Research is headquartered in Calverton, N. Y., in a secured facility that formerly housed major defense contractor Northrop Grumman Corporation. The facility was earlier used for top-secret defense research and development, and was part of the United States Navy's Naval Defense Technology Center.

Through monitoring of more than 500,000 Web sites worldwide, AdZone provides tracking and monitoring of targeted information on the Internet, with an expanded focus on global Internet analysis of security-related data transmissions. For additional information, please visit the company's Web site at www.adzoneinteractive.com .

Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

Contact:

     AdZone Research
     Charles A. Cardona III
     631-369-1100